UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2008

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On December 3, 2008, SRA International, Inc. (the “Company”) announced that its Chief Financial Officer, Stephen C. Hughes, will retire from the Company effective June 30, 2009. Mr. Hughes is expected to serve as the Company’s Chief Financial Officer until February 28, 2009 and, thereafter, will be available to assist in transitioning a new Chief Financial Officer. A copy of the press release, dated December 3, 2008, announcing the retirement of Mr. Hughes is attached hereto as Exhibit 99.1.

(e)	The Company entered into a non-binding agreement with Mr. Hughes setting forth the expected terms of his retirement. The principal expected terms include a lump sum payment within 15 days of retirement consisting of his current base salary of $365,000 plus an additional $500,000, residual cash incentive payments for the previous two fiscal years, the cash value of unused vacation, 18 months of estimated health insurance costs, and either $12,000 or executive transition services. Additionally, Mr. Hughes will participate in the Company’s cash incentive program for fiscal year 2009, with an annual target of $438,000. Mr. Hughes will continue to vest in his outstanding stock options and restricted stock shares until his retirement date and will have two years from retirement to exercise vested stock options. The final terms of Mr. Hughes’ retirement will be set forth in a separation agreement, which will include a release of any claims and a one-year non-compete agreement.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated December 3, 2008, announcing the retirement of Chief Financial Officer, Stephen C. Hughes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: December 9, 2008	/s/ MELISSA A. BURGUM
Melissa A. Burgum
Vice President & Corporate Controller